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                                   EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT
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                            Parent and Subsidiaries

  [Omitted lines on chart illustrate inter-corporate relationships described in following paragraph]

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                           CITY NATIONAL CORPORATION
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                              CITY NATIONAL BANK
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---------------------------    ----------------------     --------------------
      CITY NATIONAL                 CITINATIONAL             CITY NATIONAL
 FINANCIAL SERVICES, INC.          BANCORPORATION           MORTGAGE COMPANY
---------------------------    ----------------------     --------------------

       City National Corporation is a corporation organized under the laws of the State of Delaware. City National Bank is a national banking association organized under the laws of the United States of America. Each of the other above-named subsidiaries is a corporation organized under the laws of the State of California. Registrant owns 100% of the outstanding capital stock of City National Bank ("Bank"). The Bank owns 100% of the outstanding common stock of Citinational Bancorporation, City National Mortgage Company and City National Financial Services. The consolidated financial statements in the Registrant's Annual Report to Shareholders include Registrant, Bank, City National Financial Services, Inc., Citinational Bancorporation and City National Mortgage Company.